UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

________________

Date of Report: April 28, 2005

(Date of earliest event reported)

ELECTRO ENERGY INC.
(Exact name of registrant as specified in charter)

Florida	333-90614	59-3217746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Shelter Rock Road, Danbury, Connecticut	06810
(Address of principal executive of offices)	(Zip code)

(203) 797-2699
(Registrant's telephone number including area code)

n/a
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

            On April 28, 2005, Electro Energy Inc. (the "Company") announced that it had entered into an Employment Agreement (the "Agreement") effective May 2, 2005 (the "Effective Date") with Michael E. Reed, pursuant to which Mr. Reed will serve as the Company's President and Chief Operating Officer.

            Mr. Reed's employment will be at-will, and will carry an annual base salary of $190,000. Mr. Reed will be eligible for an annual bonus based on goals and objectives set by the Board of Directors in consultation with him. In addition, the Company has agreed to reimburse Mr. Reed for expenses in connection with his relocation to the Danbury, Connecticut area, in an amount not to exceed $15,000.00.

            The Agreement provides that Mr. Reed will receive options to purchase 200,000 shares of common stock of the Company, subject to shareholder approval of a new stock option plan (the "plan"). If this plan is approved, Mr. Reed's options will vest in equal installments over four years, commencing on the Effective Date. The options carry an exercise price equal to the market price of the Company's common stock on the date the plan is approved by the Company's shareholders.

            The Agreement also provides that if, after Mr. Reed relocates to the Danbury, Connecticut area, the Company terminates his employment other than for "cause" (as that term is defined in the Agreement), or if Mr. Reed resigns for "good reason" (as that phrase is defined in the Agreement), the Company shall pay Mr. Reed a severance equal to nine (9) months' base salary plus an amount equal to cash bonus earned in the prior nine (9) months payable in equal monthly installments over a nine (9) month period. In the event the Company terminates Mr. Reed's employment with cause, or Mr. Reed resigns without good reason, he shall not be entitled to any severance, compensation or other benefits.

            Mr. Reed will be subject to the Company's Confidentiality and Invention Assignment Agreement, and has represented that he is under no obligation that would prevent him from becoming an employee of the Company, or adversely impact his ability to perform the expected services. Mr. Reed has agreed to indemnify and hold harmless the Company from and against all claims, losses, actions and expenses arising from or related to any breach of the foregoing representations.

            A copy of the Employment Agreement between the Company and Mr. Reed is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

            A copy of the Company's press release relating to the hiring of Mr. Reed is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 5.02. APPOINTMENT OF PRINCIPAL OFFICER.

(c) Appointment of President and Chief Operating Officer

            On April 28, 2005, the Company announced that it has hired Michael E. Reed to serve as the Company's President and Chief Operating Officer, effective May 2, 2005.

            Mr. Reed, 55, most recently served as the Chief Operating Officer of EaglePicher Horizon Batteries, LLC from 2003 until his hiring as the Company's President and Chief Operating Officer. Additionally, since 2002, Mr. Reed has been the Principal of Reed Ventures, a consulting company focused on assisting technology start-up companies with securing capital funds. Prior thereto, from 2000 through 2002, Mr. Reed was the Vice President, Manufacturing and Distribution, for Pearle Vision, an autonomous $700 million business unit of retailer Cole National. Before joining Pearle Vision, Mr. Reed held several management positions within Johnson Controls, Inc. from 1993 through 2000.

            The material terms of the Company's employment agreement with Mr. Reed are described in Item 1.01 hereof and are incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Report:

Exhibit No.	Description
10.1	Employment Agreement between the Company and Michael Reed.
10.2	Employee Confidentiality and Unfair Competition Agreement.
99.1	Press Release dated April 28, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRO ENERGY INC.

By:
Name: Martin G. Klein
Title: Chief Executive Officer

Dated: April 28, 2005

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Employment Agreement between the Company and Michael Reed.
10.2	Employee Confidentiality and Unfair Competition Agreement.
99.1	Press Release dated April 28, 2005.